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                                                                   EXHIBIT 99(B)

        STATEMENT PURSUANT TO SECTION 906 THE SARBANES-OXLEY ACT OF 2002
                                       BY

           PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER REGARDING FACTS AND CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

                              Dated August 23, 2002

        We, Daniel Greenberg and Craig R. Jones, certify that the periodic report, to which this Statement is attached, fully complies with the requirements of Section 13(a) or 15(d) of the Securities and Exchange Act of 1934, and the information contained in the periodic report to which this Statement is attached, fairly present, in all material respects, the financial condition and results of operations of the registrant.

        IN WITNESS WHEREOF, the undersigned have executed this Statement as of the date first written above.



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                                        Daniel Greenberg
                                        Chief Executive Officer



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                                        Craig R. Jones
                                        Chief Financial Officer